Exhibit 99.1

Atlantic Union Bank Able to Help Thousands of Small Businesses through SBA Paycheck Protection Program

The Bank Will Continue to Accept Applications and Resume Processing if More Funding Becomes Available

Richmond, Va., April 16, 2020 – Atlantic Union Bank today announced that it was able to help thousands of small businesses across its operating footprint through the Paycheck Protection Program (PPP) from the Small Business Administration (SBA). As part of a $2.2 trillion stimulus package, the SBA was authorized to distribute $349 billion in forgivable loans to small businesses as long as those funds were used to keep employees on the payroll and cover other specified expenses such as rent.

“For the last two weeks, our top priority has been helping our business clients with their PPP loans, and I’m proud of how our teammates across the Bank have worked to support them during this unprecedented time,” said John C. Asbury, CEO of Atlantic Union Bank. “These funds are a lifeline for small businesses and their employees, and we urge Congress to authorize more funding for this vital program.”

The SBA began accepting loan applications on April 3 and announced today that it is unable to accept new applications for loans under the PPP because existing PPP funds had been depleted and additional funding had not been appropriated.

“We know these are challenging times and remain committed to helping our clients the best we can. We have decided to continue to accept applications from our business clients in the hope that the SBA will receive additional funding and accept them in the near future,” added Asbury.

As of April 16, Atlantic Union Bank has received more than 9,000 loan requests seeking approximately $1.8 billion in PPP funds. Of those loan requests, the SBA has approved nearly 6,500 loans with total value of approximately $1.4 billion.

About Atlantic Union Bankshares Corporation

Headquartered in Richmond, Virginia, Atlantic Union Bankshares Corporation (Nasdaq: AUB) is the holding company for Atlantic Union Bank. Atlantic Union Bank has 149 branches and approximately 170 ATMs located throughout Virginia, and in portions of Maryland and North Carolina. Middleburg Financial is a brand name used by Atlantic

Union Bank and certain affiliates when providing trust, wealth management, private banking, and investment advisory products and services. Certain non-bank affiliates of Atlantic Union Bank include: Old Dominion Capital Management, Inc., and its subsidiary, Outfitter Advisors, Ltd., Dixon, Hubard, Feinour & Brown, Inc., and Middleburg Investment Services, LLC, which provide investment advisory and/or brokerage services; and Union Insurance Group, LLC, which offers various lines of insurance products.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding possible future developments affecting the PPP or the Bank’s participation therein. Such forward-looking statements are based on various assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties, and other factors, some of which cannot be predicted or quantified, that may cause actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. Although the Company believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements of, or trends affecting, the Company will not differ materially from any projected future results, performance, achievements or trends expressed or implied by such forward-looking statements. Actual future results, performance, achievements or trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to:

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general economic and financial market conditions, in the United States generally and particularly in the markets in which the Company operates and which its loans are concentrated, including the effects of declines in real estate values, an increase in unemployment levels and slowdowns in economic growth;

●	demand for loan products and financial services in the Company’s market area;
●	the Company’s liquidity and capital positions;
●

the potential adverse effects of unusual and infrequently occurring events, such as weather-related disasters, terrorist acts or public health events (such as the current novel coronavirus (“COVID-19”) pandemic), and of governmental and societal responses thereto; these potential adverse effects may include, without limitation, adverse effects on the ability of the Company's borrowers to satisfy their obligations to the Company, on the value of collateral securing loans, on the demand for the Company's loans or its other products and services, on incidents of cyberattack and fraud, on the Company’s liquidity or capital positions, on risks posed by reliance on third-party service providers, on other aspects of the Company's business operations and on financial markets and economic growth;

●	deposit flows;
●	legislative or regulatory changes and requirements; and
●	other factors, many of which are beyond the control of the Company.

Please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and related disclosures in other filings, which have been filed with the SEC and are available on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this press release are expressly qualified by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or its businesses or operations. Readers are cautioned not to rely too heavily on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date they are made and the Company does not undertake any obligation to update, revise, or clarify these forward-looking statements whether as a result of new information, future events or otherwise.

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Contact:

Bill Cimino, Senior Vice President and Director of Investor Relations 804.448.0937

Beth Shivak, Vice President and Director of Corporate Communications 804.327.5746